UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 3, 2023

SRAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2629 Townsgate Road #215, Westlake Village, CA	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 205-6109

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common stock	SRAX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

DNA Holdings, LLC Asset Acquisition

Asset Purchase Agreement

On February 3, 2023 (the “Closing Date”), SRAX, Inc. (the “Company”) entered into and consummated the transactions contemplated by the Asset Purchase Agreement (the “APA”) and the related Bill of Sale and Assignment and Assumption Agreement (the “Assignment Agreement,” and together with the Assignment Agreement, the “Transaction Documents”) with DNA Holdings, LLC, a limited liability company formed under the laws of the Commonwealth of Puerto Rico (the “Seller”), pursuant to which, subject to the terms and conditions of the APA, the Seller sold certain assets from its advisory company that is engaged in the business of, among other things, advising entrepreneurs in connection with capital structuring, marketing, developing decentralized ecosystems and providing introductions to strategic investors (the “Business”). Specifically, pursuant to the Transaction Documents, the Company acquired certain assets of the Business (the “Purchased Assets”), including $1,000,000 in cash, crypto assets, equity investments into three private companies and a customer database from the Seller (the “Acquisition”). The Seller is managed by The Roundtable LLC, which is managed by Brock Pierce, a member of the Company’s board of directors (the “Board”). The Acquisition was approved on February 3, 2023, by the Audit Committee of the Board and the Board. Mr. Pierce did not participate in discussions of the Board about whether to approve the Acquisition, and did not vote on the Acquisition at the Board meeting. In each case, it was considered that Mr. Pierce is an interested director of the Company. In each case, it also was determined, among other things, that, notwithstanding that Mr. Pierce is an interested director of the Company, the assets acquired in the Acquisition constitute fair and adequate consideration for the securities to be issued pursuant to the APA.

Pursuant to the terms of the APA, at the closing of the Acquisition (the “Closing”), in exchange for the Purchased Assets, which have an aggregate value of approximately $4,000,000 (excluding the value of the customer database, as the Company is finalizing the valuation of such asset), the Company issued and delivered to Seller (i) 1,313,127 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”), and (ii) 63,743 shares of the Company’s newly designated class of Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”) convertible, subject to the receipt of Stockholder Approval (as defined below), into an aggregate of 3,059,664 shares of Common Stock (collectively, the “Upfront Shares”). In addition to the Upfront Shares, the Company delivered into escrow 54,908 shares of Series B Preferred Stock convertible, subject to receipt of Stockholder Approval and the Deferred Payment (as defined below), into 2,635,591 shares of Common Stock (the “Escrow Shares,” together with the Upfront Shares, the “Acquisition Shares”).

Pursuant to the APA, the Upfront Shares were issued and delivered at the Closing Date, subject to the terms of the Lock-Up Agreement (as defined below). The Escrow Shares were delivered to the Escrow Agent at the closing of the Acquisition, and the Seller received a book-entry confirmation in its name evidencing the Escrow Shares.

In accordance with applicable Nasdaq listing rules, the Company plans to obtain stockholder approval to issue the shares of Common Stock underlying the Series B Preferred Stock so that it may issue shares of Common Stock to the Seller in excess of 1,313,127 shares of Common Stock, the amount of shares equal to 4.99% of the issued and outstanding Common Stock on the Closing Date (“Stockholder Approval”). Within thirty (30) days, but not earlier than fifteen (15) business days after Stockholder Approval is obtained, the Seller will prepare and deliver to the Company a written determination, in the Seller’s sole and absolute discretion, of an amount equal to or less than $2,000,000 to be paid to the Company, if any (such amount to be paid to the Company, the “Deferred Payment” and such amount that will not be paid to the Company, the “Uncollected Deferred Payment”). Within five (5) business days of the delivery of such written determination, subject and upon receipt of the Deferred Payment, the Company and the Seller will instruct the Escrow Agent to release to the Company such number of Escrow Shares based upon the shares of Common Stock underlying the Series B Preferred Stock multiplied by the quotient of (i) the outstanding Uncollected Deferred Payment divided by (ii) $2,000,000. The balance of the Escrow Shares will then be released to the Seller (the “Post-Closing Adjustment”). In the event Stockholder Approval is not received on or prior to the eighteen (18) month anniversary of the Closing, the Deferred Payment will lapse and the Escrow Shares will all be released to the Company.

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Subject to certain limitations, the Company and the Seller have agreed to indemnify each other for losses arising from certain breaches of representations and covenants contained in the APA and certain other Assumed Liabilities, as applicable.

The APA also contains customary representations and warranties and covenants relating to the Acquisition. These representations, warranties, covenants and agreements were made only for purposes of the APA and as of the specific dates set forth therein. The representations and warranties have been qualified by disclosure schedules and are subject to the materiality standards set forth in the APA.

The foregoing descriptions of the APA and Assignment Agreement are not complete and are qualified in their entirety by reference to the full text of the APA and Assignment Agreement, copies of which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Series B Preferred Stock Certificate of Designation

The powers, designations, preferences and other rights of the shares of Series B Preferred Stock are set forth in the Certificate of Designation establishing the Series B Preferred Stock (the “Certificate of Designations”), filed by the Company with the Delaware Secretary of State on February 3, 2023, in connection with the Closing. Each share of Series B Preferred Stock shall have an initial Stated Value of $48.00 per share.

Conversion. Each share of Series B Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock, provided, however, that if the Company has not obtained Stockholder Approval, then the holder may not convert any shares of Series B Preferred Stock. The initial conversion price is $1.00 per share of Common Stock, subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations and reclassifications, and other similar events affecting the Common Stock.

Voting Rights. Except as otherwise provided in the Certificate of Designation or as otherwise required by law, the Series B Preferred Stock has no voting rights.

Fundamental Transactions. In the event we effect certain mergers, consolidations, sales of substantially all of our assets, tender or exchange offers, reclassifications or share exchanges in which our common stock is effectively converted into or exchanged for other securities, cash or property, we consummate a business combination in which another person acquires 50% of the outstanding shares of our common stock, or any person or group becomes the beneficial owner of 50% of the aggregate ordinary voting power represented by our issued and outstanding common stock, then, upon any subsequent conversion of the Series B Preferred Stock, the holders of the Series B Preferred Stock will have the right to receive any shares of the acquiring corporation or other consideration it would have been entitled to receive if it had been a holder of the number of shares of Common Stock then issuable upon conversion in full of the Series B Preferred Stock.

Dividends. Holders of Series B Preferred Stock shall be entitled to receive dividends (on an as-if-converted-to-Common-Stock basis, without regard to any conversion limitations in the Certificate of Designation) in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of Common Stock.

The foregoing descriptions of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lock-Up Agreement

In connection with the Acquisition, the Seller entered into a lock-up agreement (the “Lock-Up Agreement”), whereby the Seller is restricted for a period of 540 days after the Closing from certain sales or dispositions (including any pledge) of all of the Series B Preferred Stock and Common Stock held by the Seller or any securities convertible into or exercisable or exchangeable for such securities, provided, however, that the Seller may sell, in one or a series of open-market transactions, one-third (1/3) of the shares of Common Stock, including the shares of Common Stock issuable upon conversion of Series B Preferred Stock, received pursuant to the APA as of February 3, 2023: (i) after 180 days, and (ii) after 360 days. The foregoing restrictions will not apply to certain other transfers customarily excepted.

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The foregoing description of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment and Waiver Agreements

On February 3, 2023, the Company entered into an amendment and waiver agreement (the “Amendment and Waiver Agreement”) with the ATW Fund I, L.P., ATW Master Fund II, L.P. and ATW Opportunities Master Fund II, LP (each, a “Holder” and, collectively, the “Holders”), pursuant to which the parties agreed to amend or modify certain outstanding agreements to permit the consummation of the Acquisition and avoid any potential noncompliance or events of default relating to such prior agreements. Unless otherwise noted, all capitalized terms used below but not defined herein shall have the meaning ascribed to such term in the Amendment and Waiver Agreement.

The description below of the Amendment and Waiver Agreement is not complete and is qualified in its entirety by reference to the full text of the Amendment and Waiver Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Series A Warrant

Pursuant to the Amendment and Waiver Agreement, the Company and the Holder of Series A Common Stock Purchase Warrants, issued on October 27, 2017 (the “Series A Warrant”), agreed to amend the exercise price of such warrants from $3.00 per share to $1.00 per share.

The foregoing description of the Series A Warrants is qualified in its entirety by reference to the full text of the Series A Warrants, a copy of which is filed as Exhibit 4.02 of the Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 27, 2017.

Series B Warrant

On November 29, 2018, the Company issued that certain Series B Common Stock Purchase Warrant (as amended, the “Series B Warrants”) to one of the Holders.

Pursuant to the Amendment and Waiver Agreement, the Company and the Holder of Series B Common Stock Purchase Warrants (as amended, the “Series B Warrants”) agreed to amend the exercise price of such warrants from $3.00 per share to $1.00 per share.

The foregoing description of the Series B Warrants is qualified in its entirety by reference to the full text of the Series B Warrants, a copy of which is filed as Exhibit 4.01 of the Current Report on Form 8-K filed with the SEC on November 30, 2018.

Debentures

Pursuant to the Amendment and Waiver Agreement, the Company and the Holder of that certain Original Issue Discount Senior Secured Convertible Debenture, issued on June 30, 2020, (the “Debenture”) agreed to: (a) amend and restate the definition of “Maturity Date” of the Debenture from June 30, 2023 to June 30, 2024; (b) amend and restate the definition of “Conversion Price” in Section 4(b) of the Debenture from $2.69 to $1.00, subject to adjustment as provided for in the Debenture; and (c) waive Section 8(a)(viii) of the Debenture to avoid an Event of Default, as defined in Section 8(a)(viii) of the Debenture.

The foregoing description of the Debenture is qualified in its entirety by reference to the full text of the Debenture, a copy of which is filed as Exhibit 4.01 of the Current Report on Form 8-K filed with SEC on June 30, 2020.

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Purchase Warrant

Pursuant to the Amendment and Waiver Agreement, the Company and the Holder of that certain Common Stock Purchase Warrant, issued on June 30, 2020 (as amended, the “Purchase Warrant”) agreed to amend the exercise price of such warrants from $2.50 per share to $1.00 per share.

The foregoing description of the Purchase Warrant is qualified in its entirety by reference to the full text of the Purchase Warrant, a copy of which is filed as Exhibit 4.02 of the Current Report on Form 8-K filed with the SEC on June 30, 2020.

Revolving Note

Pursuant to the Amendment and Waiver Agreement, the Company and the Holder of that certain Revolving Note, issued on August 8, 2022 (the “Note”) agreed to change the conversion price of such notes from $15.00 to $1.00, subject to adjustments as provided for in the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is filed as Exhibit 4.01 of the Current Report on Form 8-K filed with the SEC on August 12, 2022.

Credit Agreement

Pursuant to the Amendment and Waiver Agreement, the Company and the Holder of that certain Senior Secured Revolving Credit Facility Agreement, entered into on August 8, 2022 (the “Credit Agreement”) agreed to amend, modify and waive certain terms and conditions of the Credit Agreement. Specifically, the Amendment and Waiver Agreement amends the Credit Agreement to, among other things, (i) remove the obligation of the lender to advance up to an additional $3,870,000; (ii) change the due date of monthly revolving loan payments from the first day of each month to the fifteenth day of each month; (iii) add the amount of interest payments made in connection with the fourth and fifth revolving loan payment date to the balance of all amounts owed under the Credit Agreement; (iv) reduce the cash proceeds amount owed in respect to the sixth monthly revolving loan payment to the Holder from the sale of any marketable securities by the Company from 15% to 7.5% during the applicable period for such payment; (v) add that in respect to each succeeding monthly revolving loan payment following the sixth monthly revolving loan payment, the Company shall deliver to Holder an amount of cash proceeds from the sale of any marketable securities at an amount equal to the greater of (1) an amount equal to 20% of the cash proceeds from any sale of marketable securities by the Company during the applicable period for such payment and (2) the outstanding principal balance owed under the Credit Agreement as of the date of such monthly revolving loan payment, divided by the number of remaining monthly payments under the Credit Agreement; (vi) add that a loan request approval pursuant to the Credit Agreement is further subject to the outstanding principal balance under the Credit Agreement being less than $3,000,000; and (vii) add that the Company failing to become current with its filing obligations with the SEC by April 30, 2023, and thereafter failing to comply with its SEC filing obligations for another sixty (60) days beyond any filing deadline will constitute an Event of Default under the Credit Agreement.

In addition to the amendments and modifications described above, to avoid the potential breach of a negative covenant set forth on Section 9.3 of the Credit Agreement, the Holder also agreed to waive Section 9.3 of the Credit Agreement pursuant to the Amendment and Waiver Agreement.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.01 of the Current Report on Form 8-K filed with the SEC on August 12, 2022.

Item 1.02 Termination of a Material Definitive Agreement.

On February 3, 2023, pursuant to the Amendment and Waiver Agreement, the Company and one of the Holders mutually terminated the registration rights agreement entered into on August 8, 2022.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required, the information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02 Unregistered Sale of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

The issuance of the Acquisition Shares is intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuances will not involve a public offering, the recipient has confirmed that it is an “accredited investor”, and the recipient will acquire the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities will be subject to transfer restrictions, and the certificates evidencing the securities will contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

As described above, the issuance of the Acquisition Shares, to the extent issued in full, the maximum number of shares of Common Stock issuable pursuant to the APA (without taking into account any Post-Closing Adjustment) will total 7,008,382 shares of Common Stock (when including 5,695,255 shares of Common Stock issuable upon conversion of the Series B Preferred Stock in accordance with the Certificate of Designation).

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the APA, the Company issued 118,651 shares of Series B Preferred Stock in connection with the Closing. A summary of the rights, preferences and privileges of the Series B Preferred Stock is set forth in Item 1.01 above, which is incorporated herein by reference. Each share of Series B Preferred Stock has the powers, designations, preferences, and other rights of the Series B Preferred Stock as are set forth in the Certificate of Designation, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.01 and Item 3.03 above relating to the issuance of the Series B Preferred Stock and the Certificate of Designation is incorporated herein by reference. The Certificate of Designation establishes the powers, designations, preferences, and other rights of the Series B Preferred Stock and became effective upon filing with the Secretary of State of the State of Delaware on February 3, 2023.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. As noted above, the issuance of the shares of Common Stock underlying the Series B Preferred Stock is subject to the receipt of Stockholder Approval, and there is no assurance that the Company will receive such approval. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

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Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
2.1*	Asset Purchase Agreement, dated February 3, 2023, by and between SRAX, Inc. and DNA Holdings, LLC.
3.1	Certificate of Designation of the Series B Non-Voting Convertible Preferred Stock.
10.1	Bill of Sale and Assignment and Assumption Agreement, dated February 3, 2023, by and between SRAX, Inc. and DNA Holdings, LLC.
10.2	Lock-Up Agreement, dated February 3, 2023, by and between SRAX, Inc. and DNA Holdings, LLC.
10.3	Amendment and Waiver Agreement, dated February 2, 2023, by and between: (i) SRAX, Inc. and the Signatories Thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	The schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K and the Company agrees to furnish supplementally to the SEC a copy of any omitted schedules or exhibits upon request

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 9, 2023	SRAX, Inc.

/s/ Christopher Miglino
		By:	Christopher Miglino
Chief Executive Officer

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